UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2001

                              NUTEK, INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


1110 Mary Crest Road, Henderson, NV                   89014
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 567-2613



ITEM 2. Acquisition of Assets

On April 15, 2002, the Registrant commenced negotiations with Jorge Montero Pochet (Seller), with a view of acquiring 100% of the issued and outstanding stock of his company. It was agreed that until a deal was struck, all negotiations would remain confidential, as any news released might effect the market for the shares of the Registrant in a manner that might be detrimental to the shareholders of the Registrant should the proposed purchase not be consummated.

On May 13, Registrant and seller accepted Agreement in the sum of $980,000. The terms of the transaction were as follows:

1) Consideration for the purchased interests listed below was $980,000.00 of the Registrant's common stock, based on a fair market value of the average trading price of Registrants stock for the five trading days prior to May 13, 2002.

2)    The purchased interests consist of:

      a )   100% ownership of Sin Fronteras Inc.
      b )   $2,000,000.00 in sales revenue over the next 24 months.
      c )   $750,000.00 in notes payable to Sin Fronteras Inc.
      d )   There are no liabilities assumed as company is debt free.

DESCRIPTION OF THE INTERESTS ACQUIRED

A)    SIN FRONTERAS INC.

Sin Fronteras Inc., is a data solutions and market research company with access to Costa Rica call center operations and call center clients with expected revenue of $2 million over the next 24 months.

PRODUCTS AND SERVICES

The business Sin Fronteras, Inc., will be acquired by Registrant and a new company, Datascension Costa Rica S.A. will be incorporated in Costa Rica by Registrant.

The current business involves the following:

Telephone Interviewing
Sin Fronteras Inc. has access to a client base that will enable SELLER to conduct more than 200,000 interviews over the next 24 months with consumers, retailers and businesses with expected revenue of $2 million over the next 24 months.

Inbound Customer Service
SELLERs expertise in handling customer service calls will allow Registrant to significantly increase production hours by contracting for additional market research work which can be serviced at this facility.

SUMMARY

Registrant felt the two company's were complimentary in their business purpose as Registrant is increasingly more active in Spanish speaking interviews. The purchase of Sin Fronteras Inc., will result in significant savings for Registrant's in bound and out bound telephone costs. Datascension Costa Rica S.A will significantly increase the current profit margins by almost 15% due to additional cost savings once this facility is fully operational.

Current Litigation

Sin Fronteras Inc., has no litigation pending.

ITEM 7

Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

All audited statements will either be filed within 60 days of the date of this Current Report or included in Registrants 10Q filing for the second quarter, whichever occurs first.

(c)    Exhibits

10.    Purchase Agreement

27.    Financial Data Schedule:

The Financial Data Schedule will either be filed within 60 days of the date of this Current Report or included in Registrants 10Q filing for the second quarter, whichever occurs first.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2002.

                                Nutek, Inc.


                                By:/s/Murray N. Conradie
                                _____________________
                                Murray N. Conradie, President/CEO




 TYPE:  EX-10.22 OTHERDOC
 SEQUENCE:  3
 DESCRIPTION:  PURCHASE AGREEMENT - SIN FRONTERAS INC.


Confidentiality Statement

The information embodied in this Purchase Agreement is strictly confidential and is supplied on the understanding that it will be held confidentially and not disclosed to third parties without the prior written consent of either Nutek Inc., or Sin Fronteras Inc.

Existing Business

The business Sin Fronteras, Inc., is a Nevada Corporation with call center interests in Costa Rica.

The current business involves the following:

Telephone Interviewing
Currently, SELLER has access to a client base that will enable SELLER to conduct more than 200,000 interviews over the next 24 months with consumers, retailers and businesses.

Purchase Agreement with Nutek Inc.

Agreement entered into this 13th day of May, 2002 by and between Sin Fronteras Inc., of Lot 18G Bosques de Dona Rosa, Ciudad Cariary, Heredia, Costa Rica, herein referred to as SELLER, and Nutek, Inc., of 1110 Mary Crest Drive, Henderson, Nevada 89074 herein referred to as PURCHASER.

RECITALS

WHEREAS, SELLER has access to Costa Rica call center operations, call center clients with expected revenue of $2 million over the next 24 months and promissory notes due to SELLER in the amount of seven hundred and fifty thousand United States dollars ($750,000.00).

WHEREAS, PURCHASER and SELLER have agreed to enter into this Agreement whereby PURCHASER will acquire SELLER by purchasing all issued and/or outstanding shares of SELLER and assume all obligations of the SELLER.

WHEREAS, PURCHASER has an interest and is in the business of developing, marketing, and the management, promotion, and financing of companies; and Upon execution of this Agreement PURCHASER will have no more than thirty
(30) days to complete any further due diligence and cancel this transaction.

NOW, THEREFORE, in consideration of these premises and those other terms and conditions set forth hereinafter, the parties agree as follows:

1.  PURCHASE

PURCHASER and SELLER intend that, for federal income tax purposes, the purchase contemplated hereunder will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and any successor thereto. PURCHASER is to receive all issued and outstanding shares of SELLER. The parties may amend and supplement this agreement from time to time in writing under mutual agreement, and such supplement, signed by both parties with all amendments and supplements thereto, shall be attached to this Agreement, and made a part hereof.

2.  PAYMENT
1. SELLER shall receive Nine Hundred and Eighty Thousand dollars ($980,000.00) of Nutek, Inc., common stock for all SELLERs issued and outstanding stock. The number of shares of such common stock of Nutek, Inc., shall be determined based upon the fair market value of such common stock on the day of acceptance of this transaction by PURCHASER and SELLER. Fair market value will be determined by the average of the closing bid price of PURCHASERs stock as traded on the OTCBB for the five (5) trading days preceding the acceptance of this agreement by SELLER and PURCHASER, and rounded to the nearest whole cent. Stock to be issued and held in an escrow account designated by PURCHASER and reasonably acceptable to SELLER until the obligations of SELLER have been met or issued at PURCHASERs discretion.

2. Jorge Montero Pochet, will be retained as an officer of the Costa Rica operation which will operate as Datascension Costa Rica S.A. and will be employed as the Chief Operating Officer (COO) of Datascension Costa Rica S.A., a wholly owned subsidiary corporation of Nutek Inc, to be incorporated in Costa Rica.

3. Annual revenues for Datascension Costa Rica S.A. for the period 05/1/2002- 04/30/2004 is to be no less than Two Million ($2,000,000.00)
Dollars. For each Twenty Thousand dollars ($20,000.00) less than the Two million dollar ($2,000,000.00) revenue projection, SELLER to return two percent (2%) of PURCHASERs common stock issued as stated in Section 1 above within five (5) business days of 04/30/2004.

4. In the event that the Seven Hundred and Fifty Thousand ($750,000.00) dollars is not paid to PURCHASER in full within Twelve (12) months of accepting this Agreement, PURCHASER shall have the option to cancel Seventy-Five (75%) percent of all remaining stock in the escrow account.

3.  CONSIDERATIONS.

1. SELLER to provide PURCHASER no less than Seven Hundred and Fifty Thousand ($750,000.00) dollars in funding from payments of principal and interest on certain promissory notes evidencing a debt of like amount owed to SELLER.

2. SELLER to provide PURCHASER with no less than Two Million ($2,000,000.00) in sales revenue for the twenty-four months following acquisition date.

3. Datascension Costa Rica S.A. will be formed as a Costa Rica corporation to comply with the laws of Costa Rica and to be able to provide employment to Costa Rica citizens. The expected Two million dollars ($2,000,000.00) in revenue resulting from this Purchase and any additional revenues will all be recorded under Datascension Inc, a USA corporation with payroll and overhead for the Datascension Costa Rica S.A. being paid by Datascension Inc. USA.

4. CONFIDENTIALITY.

SELLER and PURCHASER agree to hold all information that SELLER and PURCHASER obtain as confidential for the purposes of this agreement. SELLER and PURCHASER agree not to use or disclose confidential information to any person or entity, except as necessary under this Agreement. Nothing herein above written shall prevent the parties from making any disclosure which is required by law, government regulation, or rule, or which disclosure is ordered or otherwise required by a court of competent jurisdiction through its subpoena power or otherwise or by a state or federal regulatory or other governmental agency.

5. WARRANTIES.

SELLER hereby represents and warrants to PURCHASER the following:

SELLER is a Nevada corporation duly incorporated, validly existing and in good standing.

The execution, delivery and performance of this Agreement is within SELLERs powers and does not contravene any law or contractual restriction binding on or affecting SELLER.

This Agreement is a legal, valid and binding obligation of SELLER enforceable against SELLER in accordance with its respective terms.

SELLER has full right, title and ownership of any and all notes made in favor of Sin Fronteras Inc., along with any and other property of any kind which is included in the assets purchased pursuant to this Agreement.

SELLER has fully disclosed to the full extent of its knowledge all liabilities and claims against SELLER. Any other material claims arising against SELLER for actions prior to the date of this Purchase Agreement, whether before or after execution by the parties, shall be sufficient cause for PURCHASER, and in such event PURCHASER shall have the option in its sole discretion, to either amend or cancel this Purchase Agreement and all attachments to this agreement.

PURCHASER hereby represents and warrants to SELLER the following:

PURCHASER is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and remain compliant with all reporting requirements required by the United States Securities and Exchange Commission and applicable state law or regulation.

The execution, delivery and performance by PURCHASER of this Agreement is within PURCHASERs corporate powers, has been duly authorized by all necessary corporate or stockholder action on its part, does not contravene restriction binding on or affecting PURCHASER or any of its properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

This Agreement is a legal, valid and binding obligation of PURCHASER enforceable against PURCHASER in accordance with its respective terms.

6. INTEGRATION.

This Agreement together with all exhibits amendments and supplements represents the complete and entire Agreement between the parties hereto. This Agreement either embodies or supersedes all prior, contemporaneous or subsequent oral agreements, representations, understandings, and all written notations, memoranda or correspondence of any party hereto, their agents, employees or other related persons, related to the work contemplated in this Agreement.

7. CONSTRUCTION AND JURISDICTION.

This Agreement shall be construed and enforced pursuant to the laws of the State of Nevada, USA. By affixing their signatures to this agreement, the parties hereby submit themselves to the courts of the State of Nevada, for the judicial resolution of any disputes arising under the terms, interpretation or performance of this agreement. If any one or more paragraphs in this Agreement is found to be unenforceable or invalid, the parties agreement on all other paragraphs shall remain valid. Non enforcement of any section of this Agreement by either party does not constitute a waiver or consent and both parties reserve the right to enforce this Agreement at their discretion.

8. ATTORNEY'S FEES.

In the event either party is required to retain counsel to enforce the provisions of this Agreement or to bring legal action to enforce the provisions of this Agreement or remedy any breaches of this Agreement, the prevailing party in such action shall be entitled to its costs and attorney's fees incurred in such action or procedure, whether or not an action is ultimately filed in a court of proper agreed jurisdiction.

WHEREFORE, the parties have affixed their signatures to this Agreement the date first above stated. Furthermore, by signing this Agreement all signature parties acknowledge they fully understand and agree to all the terms and conditions of this Agreement.

PURCHASER                                       SELLER

By :/s/Murray N. Conradie                       By :/s/Jorge Montero Pochet
-------------------------                       -------------------------
Murray N. Conradie                              Jorge Montero Pochet
President/CEO                                   President/CEO
Nutek Inc.                                      Sin Fronteras Inc.